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                                                                    Exhibit 23.2

               Consent of Ernst & Young LLP, Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated September 20, 2002 in Amendment #3 to the Registration Statement (Form S-11 No. 333-100044) and related Prospectus of Apple Hospitality Five, Inc. for the registration of 45,670,995 units consisting of one share of its common stock and Series A preferred stock.

                                                     /s/ Ernst & Young LLP

Richmond, Virginia
December 3, 2002